Exhibit 99


[SPRINT LOGO]

                                                                    News Release

                                                                   Sprint Nextel
                                                        2001 Edmund Halley Drive
                                                               Reston, Va. 20191


                                                                  Media Contact:
                                                      Leigh Horner, 703-433-3044
                                                         leigh.horner@sprint.com

                                                               Investor Contact:
                                                       Kurt Fawkes, 800-259-3755
                                                   investor.relations@sprint.com

                          SPRINT NEXTEL PROVIDES UPDATE
                 ON FINANCIAL OUTLOOK AND OPERATING PERFORMANCE

                Expects 2006 Results In Line with Prior Forecast;
         Outlines Initiatives Designed to Improve Competitive Position;
      Business Investments to Impact Near-Term Operating Results, Expected
                   to Drive Long-Term Growth and Profitability


RESTON, Va. - Jan. 8, 2007 - Sprint Nextel Corp. (NYSE: S) announced today an update to its financial outlook and detailed its plans designed to improve operational performance and drive long-term shareholder value. The company will be hosting a conference call to discuss these plans with the investment community today beginning at 5 pm EST. The call will be open to the public, and details on how to access it are provided at the end of this release.

Current Performance

Based on preliminary data, Sprint Nextel expects to report full-year 2006 consolidated operating revenues of approximately $41.0 billion, while Adjusted Operating Income Before Depreciation and Amortization (adjusted OIBDA) continues to be projected in a range of $12.6 billion to $12.9 billion. Total capital expenditures are estimated to be $7.0 billion to $7.3 billion.

During the fourth quarter, Sprint Nextel added 742,000 total net subscribers and ended the period with a base of 53.1 million. The fourth quarter net additions include 876,000 from wholesale and affiliates, and 171,000 new Boost customers, which were offset by a decline of 306,000 post-paid subscribers. Post-paid performance in the quarter reflects solid gains in CDMA subscribers, offset by a decline in the iDEN base.

In the quarter, total post-paid gross additions were approximately 2.64 million. As expected, credit tightening actions initiated in the second half of the year impacted fourth-quarter customer growth. These actions improved the credit mix of acquisitions in the quarter. Fourth quarter post-paid churn modestly improved sequentially to 2.3 percent, and Boost Mobile churn improved to 6.5 percent. For the quarter, Sprint Nextel expects to report average revenues per customer above competitor levels, driven by steady voice usage and growth of wireless data on CDMA. The company also expects to report strong Wireline IP results.

"Sprint Nextel ended 2006 in a solid financial position," said Gary D. Forsee, the company's chairman and chief executive officer. "We expect our full-year projected financial results will be in line with our prior guidance, and we remain on or ahead of plan in integrating our pre-merger operations, systems and product and service line up.

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 "While it was a challenging year, we initiated actions to improve our operating performance and enter 2007 with signs of progress underway," said Forsee. "There was solid demand for CDMA voice and data services in the fourth quarter, and we had a strong performance in our Mobile Virtual Network Operator (MVNO) channels. We are also pleased with the early customer acceptance of our enhanced device portfolio.

"As we indicated last year, issues related to the iDEN platform resulted in decreased demand for iDEN services and increased churn. We expect the widespread introduction of our first combined CDMA-iDEN phones and improvements in iDEN network performance to benefit push-to-talk subscriber trends.

"Our plans for the coming year build on the efforts we initiated in the second half of 2006. Sprint Nextel has substantial assets, including unparalleled spectrum ownership and network capabilities and a significant head start on providing converged services and fourth-generation wireless services. In the near term, a lower margin revenue mix, investment of an additional $1.1 billion in our business operations and start-up costs associated with the build-out of our fourth generation WiMAX wireless network will pressure profitability. We will continue to adjust our cost structure, which will include a workforce reduction, as we meet the changing demands of the business. Over the course of the year we expect to resume growth of the post-paid customer base and stabilize these revenues, improve post-paid churn to below two percent and achieve increasing merger synergies. We expect these actions to support a return to mid-single digit revenue growth and mid-to-high teen adjusted OIBDA growth in 2008, prior to dilutive impacts from the 4G initiative."

Initiatives to Enhance Competitive Position

Sprint Nextel initiated a series of actions in the latter half of 2006 designed to improve network performance, raise brand awareness, enhance customer satisfaction, stabilize average customer revenues, reduce churn and increase sales and distribution productivity. The company's 2007 plans build upon and enhance these actions.

Network Performance and Investment

  - The company added more than 3,400 cell sites in 2006 to improve network performance and expand its mobile broadband services to 200 million people across the country. In the fourth quarter, Sprint Nextel enhanced it broadband capability by being the first U.S. carrier to deploy higher data speed CDMA EVDO Rev A service. It is now available in markets covering more than 75 million people.
  - In the coming year, Sprint Nextel expects to further increase network coverage and capacity with the addition of approximately 4,800 new cell sites and to extend mobile broadband technology throughout its CDMA network.
  - The company will increasingly focus its wireline efforts on fast-growing domestic and global IP-based services while de-emphasizing selected legacy voice and data products.

Brand Awareness and Marketing

  - Sprint Nextel's "Power Up" campaign has been gaining traction, and additional advertising initiatives will be aggressively pursued as the company continues to emphasize the capabilities and reach of its voice and data networks. In 2007, the company will reinforce these messages through significantly increased media-related spending.
  - In the fourth quarter, the company named a new senior executive for advertising, and it is conducting an advertising agency review to open up the selection of a lead advertising agency as it seeks to further improve its brand and product advertising, promotion and marketing. The company expects to reach a decision on an agency in the first quarter.

Improved Customer Satisfaction

  - The company expects to complete the conversion of its entire customer base to a unified billing platform in 2007 from the multiple legacy platforms in place today.
  - A new call center dedicated to serving Boost customers will be opened and the number of business and consumer centers will be expanded during the year.

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  -  As part of its efforts to improve customer satisfaction, in the second half of 2006 business and consumer customer service operations were consolidated into one organization, allowing for greater efficiency in supporting the customer experience. New executives have been named to lead customer retention and customer operations activities.

Handset Portfolio and Distribution

  - The handset portfolio has been re-energized with 10 new models, including ultra-thin CDMA phones from Motorola and Samsung. The company has made initial customer deliveries of combined CDMA-iDEN devices and plans to launch national marketing in mid-January under the name PowerSource.
  - Beginning in the fourth quarter, the company adopted a regional sales, service, and distribution structure to streamline operations, increase productivity and move decision-making closer to the customer.
  - In the fourth quarter, the company began providing enhanced incentives to improve third-party sales distribution and accelerate growth and retention of high-value customers across all channels, which showed signs of incremental productivity late in 2006.
  - The company intends to use the Boost Mobile brand and leverage its lower cost structure in a trial of a new local unlimited calling plan that will operate on the CDMA network in selected markets.
  - The company expects handset subsidies to increase in 2007 as compared to subsidies in 2006.

Cable Voice over Internet Protocol Service and Wireless Joint Venture

  - The company's VoIP offering with its cable partners now covers 30 million cable households. Sprint Nextel currently serves nearly 1.5 million cable telephony subscribers, and this base is expected to double by the end of 2007.
  - Wireless service offered through the joint venture with the cable partners was commercially launched in four markets in November. More than 40 additional markets are expected to be launched throughout the year and development continues on new products and services.

WiMAX 4G Investment and Deployment

  - In 2007 Sprint Nextel expects to make substantial progress on WiMAX 4G network development. Nokia and LG are the most recent major vendors to join Intel, Samsung, and Motorola in supplying WiMAX infrastructure and devices. The company continues to hold discussions with a number of other potential strategic partners about investment in the 4G deployment. The company's capital investment plan anticipates initial infrastructure deployments in 2007 and expects to roll out service in selected markets reaching approximately 100 million people in 2008.

Synergies

  - In 2007 the company expects to complete the transition to unified customer care, financial systems, device activation, billing and service and technology platforms. The resulting efficiencies, along with other business simplification and process improvement initiatives will enable the company to further streamline its cost structure. As a result, the company will reduce its overall full-time headcount by approximately 5,000 from the 2006 year-end level of 64,600. Staff reductions are expected to be applied across the company with a majority of the reductions completed in the first quarter of the year. The company expects to achieve $1 billion in adjusted OIBDA benefit in 2007 from anticipated synergy attainment and incremental cost management initiatives.
  - Sprint Nextel expects to incur a total of approximately $700 million in merger integration and severance costs in 2007 with the bulk of these costs coming in the first half of the year. The company remains on course to achieve the $14.5 billion of net present value of merger synergies.

2007 Financial Outlook

Sprint Nextel's initial assessment of key financial performance in 2007 includes:

  - Consolidated operating revenues of $41 billion to $42 billion. In 2007, revenue growth from a larger subscriber base is expected to be offset by lower average revenue per subscriber and lower wireline revenues.
  - Adjusted OIBDA of $11 billion to $11.5 billion, inclusive of approximately $300 million of start-up operating costs associated with WiMAX 4G broadband services.
  - Capital expenditures of approximately $8.5 billion, consisting of $7.1 billion for core wireless networks and spectrum re-banding efforts, $600 million for wireline and up to $800 million for the company's WiMAX initiative.
  - The company expects to continue with its previously announced share buy-back program. The company will vary the amount and timing of its common stock purchases from time to time as the program proceeds. Since the initiation of the program in August 2006, the company has repurchased 98 million shares for approximately $1.6 billion.

Conference Call and Webcast information

The company will conduct a conference call and webcast to discuss its plans and outlook beginning at 5 pm EST today. A link to the live webcast will be available at www.sprint.com/investors. A replay of the webcast will be available at that site two hours afterward. To access the call, dial 866-297-0891, (U.S. and Canada) or 706-679-8981 (International). For a replay of the call, dial 800-642-1687 (U.S. and Canada) or 706-645-9291 (International) and provide the Conference ID number: 5525914.

Financial Measures

Sprint Nextel provides financial measures generated using generally accepted accounting principles (GAAP) and using adjustments to GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies.

Because Sprint Nextel does not predict special items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint Nextel does not provide reconciliations to GAAP of its forward-looking financial measures.

Adjusted OIBDA is defined as operating income before depreciation, amortization, restructuring and asset impairments, and special items. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statements of operations. We believe that adjusted OIBDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, spectrum acquisitions and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Adjusted OIBDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the securities laws. The statements in this press release regarding the future outlook of the business, planned and expected investments, expenditures, purchases of common stock of the company and other actions in future periods,and assessments of future performance, as well as other statements that are not historical facts, are forward-looking statements. The words "estimate,"Sproject," "forecast," "intend," "expect," "believe," "target," "providing guidance" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer growth and retention, pricing, operating costs, the timing of various events and the economic environment. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

  o the effects of vigorous competition, including the impact of competition on the price we are able to charge customers for services we provide and our ability to attract new customers and retain existing customers; the overall demand for our service offerings, including the impact of decisions of new subscribers between our post-paid and prepaid services offerings and between our two network platforms; and the impact of new, emerging and competing technologies on our business;
  o the impact of overall wireless market penetration on our ability to attract and retain customers with good credit standing and the intensified
     competition   among   wireless   carriers  for  those   customers;
  o the uncertainties related to the benefits of our merger with Nextel Communications, Inc., including anticipated synergies and cost savings and the timing thereof;
  o the potential impact of difficulties we may encounter in connection with the integration of the pre-merger Sprint and Nextel businesses, and the integration of the businesses and assets of certain of the third party affiliates, or PCS Affiliates, that provide wireless personal communications services, or PCS, under the Sprint(R) brand that we have acquired, and Nextel Partners, Inc., including the risk that these difficulties could prevent or delay our realization of the cost savings and other benefits we expect to achieve as a result of these integration efforts and the risk that we will be unable to continue to retain key employees;
  o the uncertainties related to the implementation of our business strategies, investments in our networks, our systems, and other businesses, including investments required in connection with our planned deployment of a next generation broadband wireless network;
  o the costs and business risks associated with providing new services and entering new geographic markets, including with respect to our development of new services expected to be provided using the next generation broadband wireless network that we plan to deploy;
  o the impact of potential adverse changes in the ratings afforded our debt securities by ratings agencies;
  o the ability of our wireless segment to continue to grow and improve profitability;
  o  the ability of our long distance  segment to achieve expected  revenues;
  o the effects of mergers and consolidations and new entrants in the communications industry and unexpected announcements or developments from others in the communications industry;
  o  unexpected results of litigation filed  against  us;
  o the inability of third parties to perform to our requirements under agreements related to our business operations;
  o no significant adverse change in Motorola, Inc.'s ability or willingness to provide handsets and related equipment and software applications or to develop new technologies or features for our integrated Digital Enhanced Network, or iDEN(R), network;
  o the impact of adverse network performance, including, but not limited to, any performance issues resulting from reduced network capacity and other adverse impacts resulting from the reconfiguration of the 800 megahertz, or MHz, band used to operate our iDEN network, as contemplated by the Federal Communications Commission's, or FCC's, Report and Order, released in August 2004 as supplemented thereafter;
  o the costs of compliance with regulatory mandates, particularly requirements related to the FCC's Report and Order, deployment of enhanced 911, or E911, services on the iDEN network and privacy-related matters;

  o equipment failure, natural disasters, terrorist acts, or other breaches of network or information technology security;
  o one or more of the markets in which we compete being impacted by changes in political or other factors such as monetary policy, legal and regulatory changes or other external factors over which we have no control; and
  o other risks referenced from time to time in our filings with the SEC, including our Form 10-K for the year ended December 31, 2005, as amended, in Part I, Item 1A, "Risk Factors," as well as in Exhibit 99.1 to our Form 8-K filed September 18, 2006, and our quarterly reports on Form 10-Q for the first three quarters of 2006 filed with the SEC.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks serving more than 51 million customers at the end of third quarter 2006; industry-leading mobile data services; instant national and international walkie-talkie capabilities; and an award-winning and global Tier 1 Internet backbone. For more information, visit www.sprint.com.

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